EXHIBIT 10.21.3

*Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.

THIRD AMENDMENT TO OFFICE LEASE AGREEMENT
THIS THIRD AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is entered into between 2525 WEST END, LLC, a Delaware limited liability company (“Landlord”), and CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation (“Tenant”), with reference to the following:
A.Nashville Hines Development, LLC (predecessor-in-interest to Landlord) and Tenant entered into that certain Office Lease Agreement dated September 10, 2005; Landlord and Tenant entered into that certain First Amendment to Office Lease Agreement dated April 25, 2008, and that certain Second Amendment to Lease dated March 2, 2010 (as amended, the “Lease”) currently covering approximately 25,523 RSF on the ninth (9th) floor (the “Premises”) of 2525 West End Avenue, Nashville, Tennessee (the “Building”).
B.Landlord and Tenant now desire to further amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1.Third Extension Period. The Term of the Lease for the Premises shall be extended for a period of 6 years commencing November 1, 2016 and expiring October 31, 2022 (“Third Extension Period”). Tenant acknowledges that it has no further extension or renewal rights or options under the Lease.
2.Base Rental. Commencing on November 1, 2016, and continuing through the Third Extension Period, Tenant shall, at the time and place and in the manner provided in the Lease, pay to Landlord as Base Rental for the Premises the amounts set forth in the following rent schedule, plus any applicable tax thereon:

PERIOD	Rate	Monthly Base Rental

November 1, 2016 through October 31, 2017	$ [***]	$ [***]
November 1, 2017 through October 31, 2018	$ [***]	$ [***]
November 1, 2018 through October 31, 2019	$ [***]	$ [***]
November 1, 2019 through October 31, 2020	$ [***]	$ [***]
November 1, 2020 through October 31, 2021	$ [***]	$ [***]
November 1, 2021 through October 31, 2022	$ [***]	$ [***]
3.Additional Rent. Commencing on November 1, 2016 and continuing through the Third Extension Period, the Expense Stop for the Premises refers to Landlord absorbing and being responsible for paying Operating Expenses (as defined in the Lease) during any calendar year to the extent such Operating Expenses are less than $[***] per square foot of space in the Building leased to rent paying tenants as such term is used in Section 2.3(c) of the Lease.
4.Condition of the Premises. Tenant accepts the Premises in its “as-is” condition. Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration or improvement to the Premises. BY TAKING POSSESSION OF THE PREMISES, TENANT WAIVES (i) ANY CLAIMS DUE TO DEFECTS IN THE PREMISES; AND (ii) ALL EXPRESS AND IMPLIED WARRANTIES OF SUITABILITY, HABITABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. Tenant waives the right to terminate the Lease due to the condition of the Premises.
5.Consent. This Amendment is subject to, and conditioned upon, any required consent or approval being unconditionally granted by Landlord’s mortgagee(s). If any such consent shall be denied, or granted subject to an unacceptable condition, this Amendment shall be null and void and the Lease shall remain unchanged and in full force and effect.
6.No Broker. Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Amendment. Tenant shall indemnify and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any broker or agent or similar party claiming by, through or under Tenant in connection with this Amendment.
7.Time of the Essence. Time is of the essence with respect to Tenant’s execution and delivery to Landlord of this Amendment. If Tenant fails to execute and deliver a signed copy of this Amendment to Landlord by 5:00 p.m. (in the city in which the Premises is located) on September 1, 2015, this Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord’s acceptance, execution and return of this Amendment shall constitute Landlord’s agreement to waive Tenant’s failure to meet such deadline.
8.Miscellaneous. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.
[Signatures to follow]

LANDLORD AND TENANT enter into this Amendment as of the Effective Date (below).

LANDLORD:
2525 WEST END, LLC, a Delaware limited liability company
By: Cash Flow Asset Management, L.P., a Texas limited partnership, its sole manager
By: CFAM GP, L.L.C., a Texas limited liability company, its sole general partner

By: /s/ Aaron P. Russell
Name: Aaron P. Russell
Title: Asset Manager
Effective Date: September 29, 2015

TENANT:	CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation By: /s/ A.J. Kazimi Name: A.J. Kazimi Title: Chief Executive Officer

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